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                                Exhibit 10.66


                               SALES AGREEMENT

                                  (L 99.020)

This Agreement is being made on December 22, 1999, between Richard Wolf GmbH, a German company with registered offices at Pforzheimer Strasse 32, 75438 Knittlingen, Germany, hereinafter called "Richard Wolf" for short, and Vista Medical Technologies, Inc., a company registered in Delaware with its offices at 5451 Avenida Encinas (Suite A), Carlsbad, California, CA 92008, United States of America, and hereinafter called "Vista".

PRE-AMBLE

Richard Wolf develops, produces, and sells medical endoscopic products and possesses the necessary experience in the marketing and selling of such instruments and equipment and in providing technical and repair services to customers for such instruments and equipment.

Richard Wolf wishes to acquire exclusive marketing rights over the products produced by Vista, and Vista is willing to grant them to Richard Wolf.

This having been said, and in light of the agreements contained in this Agreement, the parties hereby agree on the following.


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CLAUSE 1: DEFINITIONS

1.1 "Marketing territory" shall mean and shall encompass all the countries in the world with the sole exception of the United States of America and its territories and possessions.

1.2 "Dollar" or "$" shall always relate to the currency of the United States of America.

1.3 "Date of validity" shall mean the date on which the last signature is added to this Agreement.

1.4 "Excluded Field" shall mean cardio-thoracic and cardiological applications.

1.5 "Exclusive Field" shall be deemed to describe all specialist fields of endoscopic applications with the exception of those fields of application defined in subclauses 1.4 above and 1.7 below.

1.6    "FDA" shall mean the US Food and Drug Administration.

1.7 "Non-exclusive Field" shall mean applications in image-guided surgery using X-ray, ultra-sound, MRI, and/or CT equipment, neurosurgery, spinal surgery, orthopedic surgery, maxillofacial surgery and fluoroscopics.

1.8 "Products" shall be defined as all those products listed in Annex A, including all improvements to and modifications of the same.

CLAUSE 2: AGREEMENT

2.1    LICENSE

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a)     Vista hereby grants Richard Wolf the right, within the Exclusive Field and the Marketing Territory, to market the Products exclusively.

       Vista hereby grants Richard Wolf non-exclusive marketing rights for the Nonexclusive Field within the Marketing Territory.

       Richard Wolf hereby accepts the aforesaid rights.

       The parties have already reached agreement to the effect the Richard Wolf shall have no rights to market Vista's products in the Excluded Field.

b) The marketing by Vista of the "Single Relay Stereo-Endoscope" (a Zeiss design) within the Marketing Territory in the Exclusive Field shall not be covered by the exclusivity defined in sub-clause 2.1.a) above.

2.2    PRODUCT SPECIFICATION

       The Products affected by this Agreement shall be those listed in Annex
       A.

       Vista and Richard Wolf can at any time amend the specifications of the products by mutual agreement. No modifications made by mutual agreement shall take on any validity, nor shall they be released for use, until they have been recorded in writing and confirmed with the signatures of the authorized representatives of both parties.

2.3    PRICES

a) Vista shall bear the design engineering costs for any changes to existing product designs made in order to meet the requirements listed in Annex A. Should Richard Wolf, following discussion and agreement with Vista, require changes to product specifications, Richard Wolf shall reimburse Vista for all costs thus incurred and resulting from the changes requested by Richard Wolf and made with Vista's consent. This work shall be charged at the hourly rate agreed at the time this Agreement is being made of $ *** . Any increases in this hourly rate that may be necessary during the lifetime of this contract shall be announced well in advance.

       Without prejudice to the aforesaid, Richard Wolf shall pay the single sum of $ *** for design changes requested by Richard Wolf and for changes necessitated by the installation of the interface for Richard Wolf stereo-endoscopes, always provided that these changes meet Richard Wolf's specifications completely and that the changes are made in full.

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b)     The initial order quantity, the delivery plan, and the prices to be charged to Richard Wolf for the Products shall be those shown in Annex B, stated in Dollars, F.O.B., Westborough, MA, U.S.A..

       The parties shall negotiate annually on the purchase prices to be paid by Richard Wolf in conjunction with a forecast of minimum sales quantities and a minimum off-take agreement for the coming year. The new Product prices shall be based on the Product prices for the preceding year, shall be fair and just, and shall take the following into account:

       (i)   any changes in construction or design requested by Richard Wolf
       (ii)  increases or decreases in production costs
       (iii) increases or decreases in guaranteed off-take quantities, and
       (iv) any changes in market conditions that the parties agree have occurred.

2.4    PAYMENT

a) *** months before the planned delivery date of each and every consignment, Vista shall issue an invoice for *** percent of the value of the planned consignment, and Richard Wolf shall pay the invoice amount upon receipt.

b) Once the goods have been delivered, Richard Wolf shall pay the invoice within *** days from receipt, less *** percent discount. Vista shall not send Richard Wolf the invoice until the goods have actually been delivered, and settlement shall take into account the advanced payment made by Richard Wolf under sub-clause 2.4.a) above.

c) Richard Wolf shall pay for the once-off design expenses upon receipt of an invoice, but Vista shall not be permitted to submit any such invoice to Richard Wolf until the first Product consignment has been delivered to which the once-off design expenses relate.

d) All payments made between Richard Wolf and Vista shall be denominated in US Dollars.

2.5    ORDERS AND DELIVERIES

a)     In consideration for the marketing rights granted under sub-clause
       2.1.a) above, and always provided the terms of this Agreement are adhered to, Richard Wolf shall place a call-off order for the Products listed in Annex B. All deliveries by Vista to Richard Wolf shall be made within a 90-day (ninety) period counting from the date on which Vista receives the order from Richard Wolf. If it has previously been agreed with Richard Wolf that the goods are to be delivered in part-

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       consignments, Vista shall make the complete delivery no later than
       April 30, 2001 and Richard Wolf shall accept it no later than on that date. If it is not possible for Richard Wolf to inspect and accept the goods ordered from Vista until after the aforesaid later date, Richard Wolf and Vista shall discuss and agree a new date for inspection and acceptance.

b) All orders placed by Richard Wolf with Vista shall contain all the information that Vista can reasonably request. Deliveries to Richard Wolf shall not be worse than deliveries to Vista customers.

c) All orders placed by Richard Wolf shall be subject to acceptance by Vista in accordance with the provisions of this present Agreement.
       Vista shall be deemed to have accepted any orders from Richard Wolf that have not been rejected by Vista within 10 (ten) working days of receipt by Vista. Every order accepted by Vista shall represent a contract between Vista and Richard Wolf for the sale of the Vista Products ordered, and shall be subject to the terms and conditions for orders under this present Agreement. The terms and conditions for orders under this present Agreement shall determine the conditions stated in Richard Wolf's order and shall take precedence over other, additional, or supplementary terms and conditions unless the same have been properly approved by the Management Boards of both parties and clearly express the fact that the specific additional or contradictory terms or conditions have been agreed.

d) On or before September 30th of each and every year, Richard Wolf shall place a call-off order with Vista stating the number of Vista Products Richard Wolf expects to take from Vista in each month of the coming calendar year. The call-off order shall be up-dated quarterly, no later than the first day of each and every calendar Quarter. Richard Wolf can change the call-off order after giving suitable advance warning provided, however, that the first four (4) months of each forecast shall constitute a firm purchase commitment by Richard Wolf for delivery of products specified therein. Vista shall be under no obligation to deliver quantities of Vista products that exceed Richard Wolf's forecast requirements by more than 25 (twenty-five) percent unless Vista has been informed at least 4 (four) months in advance of the additional quantities required and regardless of the fact that Vista shall use its best endeavors to deliver the additional quantities even without any such advance warning.

2.6    DELIVERY, EXPORT, AND IMPORT LICENSES

a) Title to the goods, and the risk of its loss or of damage to them, shall be transferred from Vista to Richard Wolf at the moment they are put at the disposal of Richard Wolf's carrier at Vista's facility in Westborough, MA, U.S.A.. Richard Wolf shall bear the costs of all insurance, taxes and other charges such as Value Added Tax, withholding tax, consumption tax, and customs charges.

b) Vista shall be responsible for obtaining any export licenses and approvals that may be necessary for exporting the products from their country of production.

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c)     Richard Wolf shall be responsible for obtaining any import licenses and approvals that may be necessary for importing the products in compliance with the laws and regulations in force at the material point in time. Vista shall co-operate with Richard Wolf in every respect with the aim of obtaining all necessary approvals.

2.7    QUALITY, SAFETY, APPROVALS FROM SUPERVISORY AUTHORITIES

a) Vista shall provide Richard Wolf with all quality and safety reports relevant to the Products. If Richard Wolf informs Vista of any obvious quality or safety problem, once Vista has completed its examinations of the defect Vista shall provide Richard Wolf with a report showing all the steps that have been taken. Vista shall keep Richard Wolf informed about the process of arriving at a solution. If a quality or safety problem is confirmed to exist, Vista shall supply the necessary parts in sufficient quantity and free of charge for any product changes that have to be made outside the Vista facilities, and also parts and labor for any product changes that have to be made within the Vista facilities, including material and documentation, in order to rectify and safety and/or quality problems the parties may have identified.

b) Vista shall be under an obligation to maintain a separate file on all Products marketed by Vista or on Vista's behalf covering the product history, and shall provide Richard Wolf with a copy thereof on request.

c) If product modifications have to be made on account of safety problems that the parties have agreed exist, Vista shall be under an obligation to retro-fit the entire existing installed base of the Products installed by Richard Wolf. If Vista has to make product modifications on account of quality problems, Vista and Richard Wolf shall decide jointly on the execution of such modifications if any recommendations from Richard Wolf have been taken into account.

d) Vista shall archive the relevant records of all Product sales and technical and repair services to customers for at least 8 (eight) years after this contract has been terminated or has expired or for any such longer period of time that applicable law or regulations may require, so that Richard Wolf can meet its statutory requirements with regard to product recalls, safety precautions, and related quality and safety obligations, and Vista shall give its full co-operation in any decision by Richard Wolf on taking back or replacing Products or parts.

e) Vista shall be responsible, at its own expense and on its own behalf, for those components that Vista is deemed the manufacturer, for upholding the necessary FDA approval for the marketing of the Products, and for the CE Label of Quality in accordance with the relevant Directive on medical products. Within Europe, Richard Wolf shall be responsible for all contacts with the relevant authorities, and shall apply for the product registrations, on condition that Vista bears the ultimate legal responsibility for the contents of all its own labeling. Richard Wolf shall be designated to be the authorized representative within the meaning of the Directive. Richard Wolf can also market systems in those countries in which

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       approval by the FDA or for a CE Label does not correspond in the usual form to approval for commercial sale. Under these circumstances, Vista shall provide Richard Wolf with all such information as is necessary, and give its full co-operation, in order to obtain such approval for specific countries. Richard Wolf shall be responsible for obtaining any such specific approval.

2.8    WARRANTIES

a) Vista shall guarantee, for a period of *** months from the date on which the goods are handed over to Richard Wolf, that all Products and parts thereof and therein that are supplied under the terms of this present Agreement meet the relevant product specifications and are free of defects with regard to the suitability of the materials and to the workmanship.

b) The legal redress that Richard Wolf has with regard to products that Richard Wolf has acquired and that fail to comply with the warranty defined in sub-clause 2.8.a) above shall be limited to repair or replacement free of charge to Richard Wolf under the terms and conditions set out below. Products that fail within the warranty period shall be sent back to Vista at Richard Wolf's expense, and the repaired or replacement product shall be delivered to Richard Wolf at Vista's expense. All repaired or replacement products shall be covered by warranty for a period of *** days counting from the date on which Richard Wolf takes receipt of them, or alternatively for the remaining duration of the original product warranty, whichever is the longer.

c) All spare parts shall be covered by a simple parts warranty for a period of *** days counting from the date on which they are installed.

d) The warranty conditions set out above shall apply to the exclusion of any other warranties explicitly or implicitly given by Vista, which Vista hereby rules out.

e) Vista's warranties shall not apply to any Products or parts thereof or therein that have been modified or altered, that have not been maintained in accordance with the maintenance instructions handed over to Richard Wolf, that have been operated in any other way than that stated in this documentation, or that have been misused through negligence or in any other way. The foregoing shall include use outside the recommended operating environment or in any way contrary to the recommended operating conditions.

2.     REPAIRS AND REPLACEMENT PARTS

       Vista hereby declares its willingness to create the right conditions for the maintenance of Products and/or for the supply of exchange parts, replacement parts, and documentation necessary to enable all the Products supplied under

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       the terms of this present Agreement to be maintained for at least 8
       (eight) years after this Agreement has been terminated or has expired to continue to be supplied at Vista's normal prices then in force. Vista shall also supply training for technical and repair staff in order to enable Richard Wolf to carry out its own fault-identification and repairs.

2.10 REIMBURSEMENT, COMPENSATION, AND DAMAGES RELATING TO THE OWNERSHIP OF PATENTS AND INTELLECTUAL PROPERTY RIGHTS

a) Vista shall reimburse Richard Wolf and shall absolve and indemnify Richard Wolf for all costs, expenditure, damages, payments, and any other forms of loss, including attorneys' fees connected in any way, shape, or form with any claims raised by third parties alleging that Vista products have violated or infringed any patent, copyright, trade secrets, or any other intellectual property rights, provided any such violation or infringement is attributable to Vista products sold by Vista to Richard Wolf under the terms of this present Agreement, and that such claims relate to on Vista products sold by Vista to Richard Wolf under the terms of this present Agreement. Vista shall bear no legal liability with regard to claims alleging violation or infringement resulting from the use or combination of Vista products with products or materials not originating from Vista if such violation or infringement has been principally caused by any such use or combination. If any claims of the aforesaid kind arise, Vista shall always have the right to take control of proceedings on its own and to conduct its defense and/or settle the claims. In any case, if Vista decides not to defend itself actively against or to settle any such claim, Richard Wolf shall be free to do so at its own expense.

b) If any Product or part thereof is regarded in any such litigation as a violation or infringement of this nature, and a court of law forbids its being used for its usual purposes, Vista shall, at its own expense and its own free discretion, either obtain for Richard Wolf and/or the customer the right to continue using the Product or part thereof or to replace or modify it in such a manner that the claimed rights are not and are no longer violated or infringed, or to remove the Product or part thereof and to reimburse Richard Wolf for it at the price that Richard Wolf paid Vista for it minus amortization calculated over 7 (seven) years on a linear basis to a residual value of 0 (zero).

c) This Clause shall retain its validity and remain in effect even after this Agreement has expired or has been terminated prematurely.

2.11   PRODUCT LIABILITY AND INSURANCE

a) Vista shall bear liability for all injury to persons, including but not restricted to death, and for all loss of or damage to property, suffered either by Richard Wolf or other customers or third parties, or any employees of the same, that are attributable to manufacturing defects in the Products or any parts thereof or therein, but always subject to the condition that such a manufacturing defects has directly or indirectly caused the injury, loss, or damage concerned.

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        Vista shall reimburse Richard Wolf and shall absolve and indemnify
        Richard Wolf and its customers with regard to all costs, expenditure, losses, claims for damages, compensation, penalties, and any other monetary amounts it is under an obligation to pay on account of or in connection with any such cases of injury, loss, or damage.

b) Richard Wolf shall bear legal liability for injury to persons and for all loss of or damage to property, if Richard Wolf has made any modifications to or representations of Vista products contrary to written instructional materials provided by Vista, or has arranged for any to be made, without Vista's consent, but only if it can be proved that such modifications or representations have caused the injury, loss, or damage concerned.

c) Worldwide, in accordance with the appropriate laws, Vista shall be liable to indemnify and hold Richard Wolf harmless from any and all claims arising from manufacturing defects in the products specified in the contract or any part thereof.

       Vista shall, at all times, maintain comprehensive general liability insurance, covering personal injury and property damage on an occurrence basis in the amount of U.S. *** per occurrence, and U.S. $ *** annual aggregate of all claims.

       Vista shall provide Richard Wolf with a certificate of insurance evidencing the above insurance coverage. Any and all changes in the insurance policy of Vista shall be immediately reported to Richard Wolf.

2.12   ACTS OF GOD AND FORCE MAJEURE

a) Neither party shall be liable towards the other for the insufficient fulfillment, the non-fulfillment, or the delayed fulfillment of any obligations under this present Agreement, nor for any injury, loss, damage, or expense suffered by the other party as a result thereof, if any such insufficient fulfillment, non-fulfillment, or delayed fulfillment has been caused by an Act of God or force majeure, including for instance a storm, earthquake, flood, fire, disease, or any other natural disaster, by war (whether declared or not), hostile action, sabotage, invasion, quarantine restrictions, national or local actions of the government or the state, or any other causes beyond the reasonable control of the parties, provided the party suffering the effects of any such Act of God or force majeure reports them the other party without delay and in writing as soon as they occurs.

b) Acts of God or force majeure shall not be regarded as such if they are not reported in the manner described above.

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c)     Should any such circumstances have their effect for longer than 6 (six)
       months, either party shall be entitled, at its free discretion, to terminate the Agreement in its entirety or in any part or parts after giving the other party written notice of its intention.

d) For the purposes of this Clause, any instance of an Act of God or force majeure that affects only one or more than one order shall not be regarded as having its effect on the entire Agreement, and no such case shall be deemed to release the parties from their obligations with regard to this present Agreement or other orders that are not subject to the effects of the Act of God or force majeure.

2.13   CONFIDENTIALITY

a) Without prejudice to the agreements entered into by Vista or Richard Wolf on confidentiality and secrecy that retain their full validity and effect so long as they are not terminated and do not expire as specially provided for in this present Agreement, the parties hereby agree on the following:

       1. For the purposes of this Agreement, the term "internal company or statutorily protection information" shall be deemed to apply to all information and data designated and identified by the party disclosing it as being internal or statutorily protected or confidential, and disclosed by one party under the terms of this Agreement to the other party in writing, orally, or visually in accordance with the provisions set out below, and including but not restricted to written documents, samples, models, or other means of disclosure of such internal company or statutorily protected information that Vista and Richard Wolf consider using if either of the two parties discloses its own statutorily protected information to the other, and informs the other party within 30 (thirty) days after the disclosure in writing about the disclosure, stating at the same time the place and date of the disclosure and the name(s) of the employee(s) of the other party to whom the disclosure was made and describing the information thus disclosed.

         2. Internal company or statutorily protected information as described in sub-clause 2.13.a)1 above disclosed to the recipient party shall not be used, duplicated, or revealed during the lifetime of this Agreement, nor for a period of 2 (two) years thereafter, except by or to those persons within the organization of the recipient party who need it solely and exclusively for the purposes described in detail in this present Agreement, and shall be protected and treated as confidential by the recipient party, who shall apply the same degree of diligence and the same security precautions and shall treat it in the same way as it protects its own information of the same importance.

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       3.    Both parties hereby declare that they will place all employees, subsidiary, affiliated, and associated companies, and suppliers who have signed a confidentiality agreement with either of the parties under the same obligation to treat as confidential all company internal or statutorily protected information disclosed by the other party and that they will meet all the requirements of Clause 2 of this Agreement.

      4. The recipient party shall not be subject to any obligations or restrictions with regard to any internal company or statutorily protected information that:

               (i) was accessible to the general public before it was disclosed, or became accessible after it was disclosed, and is no longer protected, provided that this situation was not caused by any violation on the part of the recipient party;

               (ii) was received legally and lawfully by a third party without restrictions and without any breach of this agreement;

               (iii) has been released for dissemination or use by the written consent of the disclosing party;

               (iv) must be disclosed by reason of a court order to this effect.

      5. The parties hereby expressly agree that the disclosure and provision of internal company or statutorily protected information by either party to the other under the terms of this present Agreement shall not be construed as implying that the recipient party is thereby granted, explicitly or implicitly, any license or rights of any kind whatsoever relating to the objects, inventions, or discoveries to which the statutorily protected information belongs, nor any copyright, trade mark, or rights to a trade secret to which the same may relate.

2.14   MARKETING, SELLING, AND AFTER-SALES SERVICE

a) Richard Wolf shall support the introduction of Products in the Marketing Territory in an appropriate manner and shall promote the introduction of the Products with the necessary sales training sessions, by issuing the appropriate product literature, and by exhibiting the Products at suitable events.

b) Richard Wolf shall prepare all sales and marketing material at its own expense and following discussion and agreement with Vista. Vista shall supply Richard Wolf with information necessary for the production of sales and marketing materials.

c) Vista shall also supply Richard Wolf with its own user's handbook (under copyright) in English, which Richard Wolf shall translate as and when required in order to be able to meet the requirements of the local markets and in order to emphasize Richard Wolf's status as the distributor.

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2.15   DURATION OF VALIDITY, DURATION AND TERMINATION OF CONTRACT, NOTICE OF
       TERMINATION

a) This Agreement shall be valid once official copies have been certified by authorized representatives of Richard Wolf and of Vista, and shall take effect from that date and remain in effect until December 31st, 2002, always provided that the parties achieve agreement every year on the minimum off-take quantities for the following year as stipulated in sub-clause 2.15.b) of this present Agreement.

b) Should Richard Wolf fail by a wide margin to reach the minimum off-take quantity agreed in the September of each preceding year in compliance with sub-clause 2.5 above, and should the two sides fail to reach agreement in any acceptable way on the minimum off-take quantities for the future, this situation shall represent adequate grounds for either party to bring this present Agreement to an end.

c) Provided always that Richard Wolf and Vista are able to agree each year on fixed minimum off-take quantities, this present Agreement shall be extended automatically for periods of 1 (one) year at a time.

d) This present Agreement can be terminated before its validity / lifetime has expired:

       1.    by mutal agreement between the two parties, or

       2. by either party if the other party has failed to meet an essential obligation under the terms of this present Agreement and has failed to rectify this alleged default within 90 (ninety) days of receiving a written notification, describing the default in detail, or

       3. by either party serving 60 (sixty) days' notice of termination on the other, but only if the other party:

             (i) no longer has the right to manufacture, market, maintain, or sell a product, or has changed as the result of actions by the government, a court of law, or any other authority, or

             (ii) has become insolvent, has been declared bankrupt, or transfers its business assets in favor of creditors, or undertakes any similar transaction, or if any litigation or other proceedings are initiated by or against Vista leading towards a re-organization, restructuring, merger, liquidation, winding-up, or any similar termination of business.

CLAUSE 3: MISCELLANEOUS POINTS

3.1 All communications and other exchanges of information shall be sent in written form to the relevant address shown above or to any other address that either

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       party may designate to the other from time to time.

3.2    DISPUTES

a) This present agreement shall be subject to the material and procedural laws of the State of California, but the areas of validity and the validity itself of all patents and applications for patents shall be regulated by the laws of the country in which any such patent has been applied for or granted.

b) If any disputes, differences of opinion, or of claims any kind whatsoever should arise between the parties as a result of the provisions of this present Agreement, or in connection with it, the parties shall first endeavor to arrive at a settlement that is in line with the shared intentions reflected in this contract.

       No claims that result from the provisions of this present Agreement, or in connection with it in any way, shape, or form can be raised by either party later than one year after the grounds for the complaint became known.

3.3.   GENERAL PROVISIONS

a) This present Agreement shall not be amended, added to, or modified in any other way except by means of a written supplementary agreement, properly dated and signed by the respective representatives of the two parties.

b) Should either party fail to insist on the strict fulfillment by the other party of all the conditions, provisions, or other circumstances defined in this present Agreement, this shall not be construed as a waiver or relinquishment of any claims nor of that party's right to insist on strict fulfillment in the future.

c) This present Agreement shall be binding on both parties and shall be interpreted in favor of the participating parties and their successors or legal acquirers or the authorized representatives of the participating parties. The Agreement shall apply to the parties personally and cannot be transferred or disposed of by either party without the prior written consent of the other party, subject always to the condition, however, that either party can transfer the Agreement with all its rights and duties to any subsidiary, affiliated, or associated company, or any associated person, that is the successor in all essential assets and in all essential business activities of the party to which the Agreement relates.

       In the event of Richard Wolf or Vista being taken over by another company, the parties shall discuss and agree on the further fulfillment of the terms of this contract by Richard Wolf and/or Vista or by the acquiring company.

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d)     This present Agreement can be signed as 2 (two) duplicates, in which case one shall be regarded as the original and both together shall be regarded as one and the same copy.

e) Should a competent court regard any provision of this present Agreement to be invalid or unworkable, this invalidity or unworkability shall be without impact on the remaining provisions of the Agreement, and all provisions unaffected by the invalidity or unworkability shall retain their full effect and validity. The invalidity or unworkability of a provision in adjudication or jurisdiction shall have no effect on the validity or implementability of the same provision in any other adjudication or jurisdiction.

f) This present Agreement and its Annexes contain the totality of the agreements between the parties on this subject and with this purpose, and supersede all previous agreements between the parties and all additions and supplements thereto on this subject; they shall therefore take precedence before them with effect from the date of issue. No alterations shall be legally binding unless they have been made in writing and signed with legally binding effect by the authorized representatives of both parties.

Vista Medical Technologies, Inc.             Richard Wolf GmbH

Name:  /s/ John Lyon                         Name:  /s/  I. Burkhard
       ---------------------                       -----------------------

Date:  December 22, 1999                     Date:     12/22/1999
       ----------------------                      -----------------------

                                      ANNEX A

                             VISTA MEDICAL TECHNOLOGIES

                                PRODUCT SPECIFICATIONS

3D SYSTEM - VISTA

CONTROL UNIT                                                       5535.101
TV system: PAL

3D SCOPE HEAD                                                      5535.901
TV system: PAL

CONTROL UNIT                                                       5535.701
TV system: NTSC

3D SCOPE HEAD                                                      5535.961
TV system: NTSC

ORPC WITH INFORMATIX TM SOFTWARE VERSION 1.0                       5540.101
with 3 x 3D-output for HMD (Head Mounted Display)

1 HEAD MOUNTED DISPLAY                                             5540.901
with microphone and 2 high resolution VGA,
Liquid-Crystal-Displays
Size: (36,2 x 23,5 cm oval, 15,9 cm high)

1 HEAD MOUNTED DISPLAY                                             5540.902
and 2 high resolution VGA,

Liquid-Crystal-Displays
Size: (36,2 x 23,5 cm oval, 15,9 cm high)

ENDOSITE STEREO SCAN CONVERTER                                      5541.101
with 2 stereo outputs for HMD

ENDOSITE MONO SCAN CONVERTER                                        5542.101
with 2 mono outputs for HMD

                                         17

ANNEX B

                              VISTA MEDICAL TECHNOLOGIES

                            PRODUCT PRICES AND QUANTITIES

QU'Y       PRODUCT DESCRIPTION                UNIT PRICE ($)     TOTAL PRICE ($)
4          Demo versions of Vista Design           ***                  ***
10         Basic endoscopy systems                 ***                  ***
19         3-D laparoscopy systems                 ***                  ***
1          HMD Head Set R. Wolf/Vista              ***                  ***
30         Advanced laparoscopy systems            ***                  ***
           Once-off redesign costs                                      ***

                                               TOTAL                    ***

DELIVERY PLAN

1.   4 (four) demo versions (already delivered in August/September 1999)


2. Further positions to be delivered in the period of January 2000 until April 2001 - see purchase order nos. P:

         680883, 680881, 680874, 680871, 680869,
         680876, 680878, 680879, 680880

     Status: November 15, 1999

 *** Portions of this page have been omitted pursuant to request for Confidential Treatment and filed separately with the Commission.

                                       18